As filed with the Securities and Exchange Commission on June 15, 1998.
                                                            Registration No. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                            MID-ATLANTIC REALTY TRUST
               (Exact name of Registrant as specified in charter)

Maryland                                         6798                               52-1832411
(State or other jurisdiction of       (Primary Standard Industrial)     (I.R.S. Employer Identification
incorporation or organization)         Classification Code Number)                    Number)

                Mid-Atlantic Realty Trust 1993 Omnibus Share Plan
                     (As Amended through November 14, 1997)
                            (Full title of the plan)

                        170 West Ridgely Road, Suite 300
                              Lutherville, MD 21093
                                 (410) 684-2000
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                          F. Patrick Hughes, President
                            Mid-Atlantic Realty Trust
                        170 West Ridgely Road, Suite 300
                              Lutherville, MD 21093
                                 (410) 684-2000
            (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Abba David Poliakoff, Esquire
             Gordon, Feinblatt, Rothman,Hoffberger & Hollander, LLC
                             233 East Redwood Street
                               Baltimore, MD 21202
                                 (410) 576-4067

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
    Title of securities        Number of Shares to      Proposed maximum        Proposed maximum (2)           Amount of
     to be registered          be registered  (1)        offering price        aggregate offering price    registration fee
                                                          per Share (2)
--------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial         1,025,000                   $13.22               $13,550,500              $3,997
Interest, par value $.01
--------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial        295,538 (3)                  $13.22               $ 3,907,012              $--(3)
Interest, par value $.01
================================================================================================================================

(1)      Plus such additional number of Shares as may become issuable by operation of the anti-dilutional provisions of the plan.
(2)      Estimated solely for purposes of determining the registration fee.  The proposed maximum aggregate offering price per Share has been computed pursuant to Rule 457(h)
         based upon the market price of the Shares as of  June 12, 1998.
(3)      Pursuant to Rule 429 of the Securities Act of 1933 (the "Act"), these shares were previously registered under the Act on
         Form S-8, File No. 33-58465, on April 6, 1995, and a filing fee of $822.41 was paid thereon pursuant to Rule 457(h).

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-------------------------------------------------------------------------------------------------------------------

                 PART I. INFORMATION REQUIRED IN THE PROSPECTUS


Item 1.  Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.



Item 2.  Registrant Information and Employee Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed (File No. 1-12286) with the Securities and Exchange Commission ("Commission") by Mid-Atlantic Realty Trust ("Mid-Atlantic") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration Statement:

                  (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

                  (iii) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above;

                  (iv) Description of the Shares contained in Mid-Atlantic's registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of Mid-Atlantic's common shares of beneficial interest (the "Shares") offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Shares.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         LeRoy E. Hoffberger is Chairman of the Board of Trustees and Marc P. Blum is a trustee of Mid-Atlantic. Mr. Hoffberger is Of Counsel, and Mr. Blum is a member, of Gordon, Feinblatt, Rothman, Hoffberger and Hollander, LLC, which firm is giving the opinion of counsel attached hereto.


Item 6.  Indemnification of Trustees and Officers.

         Under Maryland law, a Maryland real estate investment trust is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that no trustee or officer shall be liable to the trust or to any shareholder for money damages except (i) for and to the extent of actual receipt of an improper personal benefit in money, property or services, or (ii) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Declaration of Trust has incorporated these provisions.

         The Registrant's Declaration of Trust and Bylaws require the Registrant to indemnify its Trustees and officers to the fullest extent permitted under Maryland law. As a result, the Registrant is required to indemnify any present or former Trustee or officer against any claim or liability, including all judgments, penalties, fines, settlements and expenses, unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Registrant is required to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such person provided that the Registrant shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant, and
(ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Registrant's Declaration of Trust and Bylaws also require the Registrant to provide indemnification, payment or reimbursement of expenses to a present or former director or officer who served a predecessor of the Registrant in such capacity, and to any employee or agent of the Registrant or a predecessor of the Registrant, and permit the Registrant to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         Exhibit
         Number   Description of Exhibits

         4(c)     Mid-Atlantic Realty Trust 1993 Omnibus Share Plan (as
                  Amended through  November 14, 1997)  (incorporated by
                  reference  to  Exhibit  10(a) to Form  10-K  filed on
                  March 31, 1998).
         5        Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander
                  as to legality of Shares
                  to be issued.
         23(a)    Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander
                  (included in their opinion in Exhibit 5).
         23(b)    Consent of KPMG Peat Marwick, LLP.


Item 9.  Undertakings.

         (1) The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

provided,  however,  that the  undertakings  contained in paragraphs  (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lutherville, Maryland, on June 10, 1998.


                                        MID-ATLANTIC REALTY TRUST


                                             By:  /s/  F. Patrick Hughes
                                                  ----------------------------
                                                  F. Patrick Hughes, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                   Title                            Date
         ---------                                   -----                            ----


/s/ LeRoy E. Hoffberger
--------------------------------------        Trustee, Chairman of the           June 12, 1998
LeRoy E. Hoffberger                                    Board of Trustees

/s/ F. Patrick Hughes
--------------------------------------        Trustee, President - (Principal    June 10, 1998
F. Patrick Hughes                                      Executive Officer)

/s/ Paul Bollinger
--------------------------------------        Principal Financial Officer        June 10, 1998
Paul Bollinger

/s/ David F. Benson
--------------------------------------        Trustee                            June 10, 1998
David F. Benson

/s/ Marc P. Blum
--------------------------------------        Trustee                            June 10, 1998
Marc P. Blum


--------------------------------------        Trustee                            June ___, 1998
Robert A. Frank

/s/ M. Ronald Lipman
--------------------------------------        Trustee                            June 11, 1998
M. Ronald Lipman


--------------------------------------        Trustee                            June ___, 1998
Jack H. Pechter

/s/ Daniel S. Stone
--------------------------------------        Trustee                            June 10, 1998
Daniel S. Stone

                                  EXHIBIT INDEX



Exhibit
Number    Description of Exhibits
-------   -----------------------

4(c) Mid-Atlantic Realty Trust 1993 Omnibus Share Plan (as Amended through November 14, 1997)*

5         Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander

23(a) Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander (included in their opinion)

23(b)     Consent of KPMG Peat Marwick, LLP


-----------------------------
* Incorporated by reference